Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIPOSCIENCE, INC.

Pursuant to Sections 242 and 245

of the General Corporation Law of

the State of Delaware

LIPOSCIENCE, INC. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is LIPOSCIENCE, INC.

2. The Corporation’s original Certificate of Incorporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on June 15, 2000 under the name LIPOMED, INC. The Original Certificate, as amended, was amended and restated by the Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate of Incorporation”) filed with the Delaware Secretary of State on May 7, 2003. The First Amended and Restated Certificate was amended by those Certificates of Amendment filed with the Delaware Secretary of State on each of June 12, 2003, July 22, 2003, October, 29, 2004 and April 22, 2005 (collectively, the “Certificates of Amendment”). The First Amended and Restated Certificate of Incorporation, as amended by the Certificates of Amendment is hereinafter referred to as the “Certificate of Incorporation”)

3. At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth a Second Amended and Restated Certificate of Incorporation of the Corporation which restates, integrates and further amends the Certificate of Incorporation of the Corporation and declaring said Second Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware at a meeting of stockholders. The resolution setting forth the Second Amended and Restated Certificate of Incorporation is as follows:

“RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, supplemented or restated, be amended and restated in its entirety to read as follows:

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FIRST. The name of the Corporation is LIPOSCIENCE, INC.

SECOND. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808 and the name of the registered agent is Corporation Service Company.

THIRD. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The Corporation shall have the authority to issue 108,542,427 shares of capital stock, of which 90,000,000 shares shall be Common Stock having a par value of $0.001 per share (“Common Stock”), and 18,542,427 shares shall be Preferred Stock having a par value of $0.001 per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights and the qualifications, limitations or restrictions thereof in respect to each class of capital stock of the Corporation.

I.	Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock or any series of Preferred Stock as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series of Preferred Stock.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Common Stock will be entitled to receive assets of the Corporation available for distribution to its stockholders in accordance with Section II.2. of Article Fourth of this Amended and Restated Certificate of Incorporation.

II.	Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may not be reissued except as otherwise provided by law or this Amended and Restated Certificate of Incorporation. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

The Preferred Stock of the Corporation shall consist of (i) Three Hundred Thousand (300,000) shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), (ii) Two Hundred Fifty-Two Thousand Seven Hundred (252,700) shares of Series A-1 Convertible Preferred Stock, $0.001 par value per share (the “Series A-1 Preferred Stock”), (iii) One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (166,667) shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), (iv) One Hundred Fifty-Nine Thousand Five Hundred Thirty-Six (159,536) shares of Series B-1 Convertible Preferred Stock, $0.001 par value per share (the “Series B-1 Preferred Stock”), One Million Two Hundred Seventy-Five Thousand (1,275,000) shares of Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), (vi) One Million Two Hundred Seventy-Four Thousand Seven Hundred Seventy-Four (1,274,774) shares of Series C-1 Convertible Preferred Stock, $0.001 par value per share (the “Series C-1 Preferred Stock”), (vii) Three Million Five Hundred Forty-Four Thousand Sixty-Two (3,544,062) shares of Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), (viii) Three Million Four Hundred Eighty Thousand Four Hundred Seventy-Three (3,480,473) shares of Series D-1 Convertible Preferred Stock, $0.001 par value per share (the “Series D-1 Preferred Stock”), (ix) Five Million Fifty-Nine Thousand Three Hundred and Thirty (5,059,330) shares of Series E Convertible Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”) and (x) Three Million Twenty-Nine Thousand Eight Hundred Eighty-Five (3,029,885) shares of Series F Convertible Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock”).

Each series of Preferred Stock shall have the powers, preferences, rights, privileges and restrictions, qualifications and limitations set forth below. The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be referred to collectively herein as the “Junior Preferred Stock”. The Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock shall be referred to collectively herein as the “Junior-1 Preferred Stock”. The Series D Preferred Stock and Series D-1 Preferred Stock shall be referred to collectively herein as the “D Preferred Stocks”. The Junior Preferred Stock, D Preferred Stocks, the Series E Preferred Stock and the Series F Preferred Stock shall be referred to collectively herein as the “Existing Preferred Stock”.

1. Dividends.

(a) The holders of Series F Preferred Stock shall be entitled to receive prior, and in preference to, the holders of any other class or series of capital stock of the Company (including the Junior Preferred Stock, the Junior-1 Preferred Stock, the D Preferred Stocks and the Series E Preferred Stock), dividends at the rate of $0.348 per annum per share of the Series F Preferred Stock (subject to adjustment for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting the shares of Series F Preferred Stock) (the “Series F Dividend”), payable in cash and out of funds legally available therefor. The Series F Dividends shall be cumulative and shall accrue on a daily basis for a period of five years from the original issue date of the Series F Preferred Stock, whether or not declared, from and including the most recent date to which dividends have been paid, or if no dividends have been paid, from the date of original issue thereof; provided, however, that except as set forth in the next two full paragraphs of this Section II.1 or in Sections II.2 and II.5 of this Article Fourth, the Corporation shall be under no obligation to pay such accruing dividends. On the fifth anniversary of the original issue date of the Series F Preferred Stock, the Series F Dividend shall cease accruing, provided, that each share of Series F Preferred shall remain entitled to all unpaid Series F Dividends that accrued during such five (5) year period. The right to dividends shall accrue during such five (5) year period regardless of whether there are profits, surplus or other funds legally available for payment of dividends.

The Corporation shall not declare, pay or set aside any dividends (other than dividends payable in shares of Common Stock) on shares of Common Stock unless the holders of the Series F Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series F Preferred Stock in an amount equal to the sum of (i) the accrued but unpaid Series F Dividend plus (ii) an amount at least equal to the product of (A) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (B) the number of shares of Common Stock into which such share of Series F Preferred Stock is then convertible.

The Corporation shall not declare or pay any dividends on shares of any class or series of capital stock of the Corporation other than Common Stock unless the holders of the Series F Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series F Preferred Stock in an amount equal to the greater of (i) the Series F Dividend or (ii) (A) in the case of a dividend on any class or series that is convertible into Common Stock, that dividend per share of Series F Preferred Stock as would equal the dividend payable on each share of such other class or series determined as if all such shares of such class or series had been converted into Common Stock and all shares of Series F Preferred Stock had been converted into Common Stock on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series F Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by $4.35 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

(b) Subject to paragraph 1(a) above, the holders of Series E Preferred Stock and the holders of D Preferred Stocks shall be entitled to receive, on a pari passu basis, dividends at the rate of eight percent (8%) per annum of the original purchase price per share of the Series E Preferred Stock (with respect to the holders of Series E Preferred Stock) or the original purchase price per share of Series D Preferred Stock (with respect to the holders of D Preferred Stocks) (each as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Preferred Stock) (the “Series D and E Dividend”), payable in cash and out of funds legally available therefor. The holders of Series E Preferred Stock and the holders of D Preferred Stocks shall also be entitled to participate pro rata, on an as converted basis, in dividends paid on the Common Stock. The Series D and E Dividend shall be payable only when, as and if declared by the Board of Directors of the Corporation and shall be noncumulative.

Except for dividends specified in subparagraph 1(a) above, the Corporation shall not declare or pay any dividends on shares of Common Stock or Junior Preferred Stock or any other series or class of capital stock in any year unless the Series D and E Dividend has been paid.

(c) The Corporation shall not declare or pay any dividends on shares of Common Stock until the holders of the Junior Preferred Stock then outstanding (subject to any preferential dividend rights of any then outstanding Preferred Stock) shall have first received a cash dividend on each outstanding share of Junior Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Junior Preferred Stock as the case may be, is then convertible.

2. Liquidation, Dissolution or Winding Up.

(a) In the event of a liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary (a “Liquidating Event”), the holders of the Series F Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders (whether from capital or surplus), and prior to any payment to the holders of the Common Stock and any series of Preferred Stock having liquidation preferences junior to the Series F Preferred Stock, including, without limitation, the Junior Preferred Stock, the D Preferred Stocks and the Series E Preferred Stock, an amount equal to $4.35 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus all declared or accrued and unpaid dividends on such shares, if any (the “Series F Liquidation Preference”). If, upon any such Liquidating Event, the net assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series F Preferred Stock, the holders of all shares of Series F Preferred Stock shall participate ratably in the distribution of such assets. The holders of the Series F Preferred Stock shall not be entitled to receive the Series F Liquidation Preference if the holders of the Series F Preferred Stock convert their shares of Series F Preferred Stock to Common Stock in accordance with Paragraph 4 (a) below.

(b) After and subject to the payment of the Series F Liquidation Preference specified in subparagraph (a) above, upon a Liquidating Event, the holders of the Series E Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation available for distribution to its stockholders (whether from capital or surplus), and prior to any payment to the holders of the Common Stock and any series of Preferred Stock having liquidation preferences junior to the Series E Preferred Stock, including, without limitation, the Junior Preferred Stock and the D Preferred Stocks, an amount equal to $4.35 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus all declared or accrued and unpaid dividends on such shares, if any (the “Series E Liquidation Preference”). If, upon any such Liquidating Event, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series E Preferred Stock, the holders of all shares of Series E Preferred Stock shall participate ratably in the distribution of such assets. The holders of the Series E Preferred Stock shall not be entitled to receive the Series E Liquidation Preference if the holders of the Series E Preferred Stock convert their shares of Series E Preferred Stock to Common Stock in accordance with Paragraph 4 (a) below.

(c) Any assets of the Corporation remaining after the payment to the holders of the Series F Preferred Stock specified in subparagraph (a) above and the holders of Series E Preferred Stock specified in subparagraph (b) above shall be distributed, on a pari passu basis, to the holders of the D Preferred Stocks, in an amount equal to $5.22 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus all declared or accrued and unpaid dividends on such shares, if any (the “D Preferred Stocks Liquidation Preference”). If, upon any such Liquidating Event, the net assets of the Corporation remaining for distribution are not sufficient to pay in full the amounts so payable to the holders of D Preferred Stocks, the holders of all shares of D Preferred Stocks shall participate ratably in the distribution of such remaining assets. The holders of the D Preferred Stocks shall not be entitled to receive the D Preferred Stocks Liquidation Preference if the holders of the D Preferred Stocks convert their shares of Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be, to Common Stock in accordance with Paragraph 4(a) below.

(d) Any assets of the Corporation remaining after the payments specified in subparagraphs (a), (b) and (c) above shall be distributed, on a pari passu basis, to the holders of the Junior Preferred Stock, in an amount equal to: $6.00 per share for Series A Shares and Series A-1 Shares (both as hereinafter defined); $4.50 per share for Series A Note Shares and Series A-1 Note Shares (both as hereinafter defined); $6.00 per share for Series B Preferred Stock and Series B-1 Preferred Stock; and $4.00 per share for Series C Preferred Stock and Series C-1 Preferred Stock (all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus all declared or accrued and unpaid dividends on such shares, if any (the “Junior Preferred Stock Liquidation Preference”). If, upon any such Liquidating Event, the net assets of the Corporation remaining for distribution are not sufficient to pay in full the amounts so payable to the holders of the Junior Preferred

Stock, the holders of all shares of Junior Preferred Stock shall participate ratably in the distribution of such remaining assets. The holders of the Junior Preferred Stock shall not be entitled to receive the Junior Preferred Stock Liquidation Preference if the holders of the Junior Preferred Stock convert their shares of Junior Preferred Stock to Common Stock in accordance with Paragraph 4(a) below.

(e) After and subject to the payment of the Series F Liquidation Preference, Series E Liquidation Preference, D Preferred Stocks Liquidation Preference and the Junior Preferred Stock Liquidation Preference specified in subparagraphs (a), (b), (c) and (d) above (collectively, the “Prior Liquidation Preferences”), subject to subparagraph (f) below, an aggregate amount equal to Ten Percent (10%) of the total assets of the Corporation available for distribution to the stockholders of the Corporation (calculated without taking into account the payment of the Prior Liquidation Preferences), or such lesser amount as may be remaining after payment of the Prior Liquidation Preferences, shall be distributed pro rata to the holders of the Common Stock (the “Common Stock Preference Amount”).

(f) Any assets of the Corporation remaining after the payments specified in subparagraphs (a), (b), (c), (d) and (e) above shall be distributed pro rata to the holders of the Common Stock, the Series F Preferred Stock, the Series E Preferred Stock and the D Preferred Stocks, with the holders of the Series F Preferred Stock, the Series E Preferred Stock and the D Preferred Stocks being considered the holders of the number of shares of Common Stock that such holders would be entitled to receive if such shares of Series F Preferred Stock, Series E Preferred Stock or D Preferred Stocks, as the case may be, held by such holders were converted to Common Stock as set forth in Paragraph 4(a) below; provided, however, that the amount to be distributed to the holders of Common Stock pursuant to subparagraph (e) and this subparagraph (f) shall not exceed $4,000,000 in the aggregate (the “Common Stock Preference Cap”); and provided further that, notwithstanding the foregoing, if the aggregate amount to be distributed to the holders of Common Stock pursuant to this subparagraph (f), without taking into account the amount of the Common Stock Preference Amount calculated pursuant to subparagraph (e) above or the Common Stock Preference Cap (the “Common Stock Participation Amount”), would exceed the Common Stock Preference Cap, then the Common Stock Preference Cap shall not apply and the holders of the Common Stock shall not be entitled to receive the Common Stock Preference Amount and shall instead receive their Common Stock Participation Amount.

(g) Notwithstanding the provisions of subparagraph 2(f) above, if the amount to be distributed to the holders of Series F Preferred Stock, Series E Preferred Stock or the D Preferred Stocks upon a Liquidating Event, taking into account payments to be distributed pursuant to subparagraphs 2(a), (b), (c) and (f) above, assuming full exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock, would equal or exceed: $17.40 per share of the Series F Preferred Stock and the Series E Preferred Stock or $20.88 per share of the D Preferred Stocks (subject in both cases to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then the holders of

Series F Preferred Stock, Series E Preferred Stock or D Preferred Stocks, as the case may be, that would receive such per share amount shall not be entitled to participate with the Common Stock in the payments specified in subparagraph 2(f) above and shall instead receive only their Series F Liquidation Preference, Series E Liquidation Preference or D Preferred Stocks Liquidation Preference, as the case may be.

(h) A consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (unless the stockholders of the Corporation immediately prior to any such event shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote), or a sale, conveyance, exclusive license or disposition of all or substantially all of the assets of the Corporation (except where such sale, conveyance, exclusive license or disposition is to a wholly-owned subsidiary of the Corporation) (any such transaction, a “Deemed Liquidation Event”) shall be deemed to be a Liquidating Event within the meaning of this Paragraph 2, unless waived by (i) the holders of a majority of the Series E Preferred Stock and the D Preferred Stocks then outstanding, voting together as a single class, and (ii) the holders of a majority of the Series F Preferred Stock then outstanding. Upon the consummation of a Deemed Liquidation Event (including any a sale, conveyance, exclusive license or disposition of all or substantially all of the assets of the Corporation) in which the proceeds of such Deemed Liquidation Event are received by the Corporation, the Board of Directors of the Corporation shall, to the extent such proceeds are legally available for distribution, promptly cause such proceeds to be distributed to the stockholders of the Corporation in accordance with this Paragraph 2 of this Second Amended and Restated Certificate of Incorporation.

(i) For purposes of this Paragraph 2, if any assets distributed to stockholders upon liquidation of the Corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation, including at least seventy-five percent (75%) of the directors then in office.

3. Voting.

(a) Except as otherwise required by applicable law or as set forth herein, each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Paragraph 4(d) hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or otherwise set forth herein, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) The Corporation shall not (and shall not allow or cause any subsidiary to), without first obtaining the affirmative vote or written consent of not less than a majority of the then outstanding shares of Series F Preferred Stock, Series E Preferred Stock and D Preferred Stocks, voting together as a single class: (a) increase or decrease the total number of authorized shares of Common Stock or Preferred Stock; (b) create or issue any security of the Corporation other than shares referred to in Paragraph 4(d)(i)(3) or shares of Series F Preferred Stock to be issued pursuant to the terms of that certain Series F Preferred Stock Purchase Agreement dated as of August 2, 2006, by and between the Company and certain investors; (c) redeem, purchase or otherwise acquire (or pay into or set aside in a sinking fund for such purpose) any shares of capital stock of the Corporation other than pursuant to Paragraph 5 herein, provided, however, that this restriction shall not apply to the repurchase of shares of capital stock of the Corporation from employees, officers, directors or consultants, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares; (d) declare, pay or set aside any dividend with respect to shares of capital stock of the Corporation, other than dividends provided in Paragraph 1(a) above; (e) effect any Deemed Liquidation Event; or (f) offer for sale any shares of stock of a subsidiary of the Corporation to a third party.

(c) The Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of the then outstanding shares of Series E Preferred Stock and D Preferred Stocks, voting together as a single class amend, restate or otherwise modify this Second Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws so as to affect the rights, preferences or powers of the Series D Preferred Stock, Series D-1 Preferred Stock or Series E Preferred Stock, as the case may be.

(d) The Corporation shall not (and shall not allow or cause any subsidiary to), without first obtaining the affirmative vote or written consent of not less than a majority of the then outstanding shares of Series F Preferred Stock (i) amend, restate or otherwise modify this Second Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws so as to affect the rights, preferences or powers of the Series F Preferred Stock; or (ii) create or issue any security of the Corporation that would rank in any manner (including with respect to the payment of dividends or the distribution of liquidation proceeds) senior to, or pari passu with, the Series F Preferred Stock.

4. Conversion. The holders of the Existing Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Existing Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as are set forth below:

(i) Conversion Right of Series A Shares. Each share of Series A Preferred Stock representing conversion of the Series A Preferred Stock issued by LipoMed, Inc., a North Carolina corporation (“LipoMed-NC”), issued effective December 1997 through February 1998 in exchange for cash consideration paid to LipoMed-NC (the “Series A Shares”) shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series A Preferred Stock) by the Series A Shares Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Shares (the “Series A Shares Conversion Price”) shall be $2.50 per share of Common Stock as of the date of filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Filing Date”). Such Series A Shares Conversion Price shall be subject to adjustment as hereinafter provided.

(ii) Conversion Rights of Series A Note Shares. Each share of Series A Preferred Stock representing conversion of the Series A Preferred Stock issued by LipoMed-NC issued upon the conversion of and satisfaction of certain convertible promissory notes issued by LipoMed-NC as of June 30, 1997, August 20, 1997 and September 26, 1997 (the “Series A Note Shares”) shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series A Preferred Stock) by the Series A Note Shares Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Note Shares (the “Series A Note Shares Conversion Price”) shall be $1.88 per share of Common Stock as of the Filing Date. Such Series A Note Shares Conversion Price shall be subject to adjustment as hereinafter provided.

(iii) Conversion Rights of Series A-1 Shares. Each share of Series A-1 Preferred Stock issued upon conversion of the Series A Shares pursuant to Paragraph 4(j) (the “Series A-1 Shares”) shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series A-1 Preferred Stock) by the Series A-1 Shares Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A-1 Shares (the “Series A-1 Shares Conversion Price”) shall be $2.50 per share of Common Stock as of the Filing Date. Such Series A-1 Shares Conversion Price shall be subject to adjustment as hereinafter provided.

(iv) Conversion Rights of Series A-1 Note Shares. Each share of Series A-1 Preferred Stock issued upon conversion of the Series A Note Shares pursuant to Paragraph 4(j) (the “Series A-1 Note Shares”) shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 (as adjusted for any stock or shares dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series A-1 Preferred Stock) by the Series A-1 Note Shares Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A-1 Note Shares (the “Series A-1 Note Shares Conversion Price”) shall be $1.88 per share of Common Stock as of the Filing Date. Such Series A-1 Note Shares Conversion Price shall be subject to adjustment as hereinafter provided.

(v) Conversion Rights of Series B Preferred Stock. Each share of Series B Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series B Preferred Stock) by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the “Series B Conversion Price”) shall be $2.50 per share of Common Stock as of the Filing Date. Such Series B Conversion Price shall be subject to adjustment as hereinafter provided.

(vi) Conversion Rights of Series B–1 Preferred Stock. Each share of Series B-1 Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series B-1 Preferred Stock) by the Series B-1 Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B-1 Preferred Stock (the “Series B-1 Conversion Price”) shall be $2.50 per share of Common Stock as of the Filing Date. Such Series B-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(vii) Conversion Rights of Series C Preferred Stock. Each share of Series C Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series C Preferred Stock) by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the “Series C Conversion Price”) shall be $3.33 per share of Common Stock as of the Filing Date. Such Series C Conversion Price shall be subject to adjustment as hereinafter provided.

(viii) Conversion Rights of Series C-1 Preferred Stock. Each share of Series C-1 Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series C-1 Preferred Stock) by the Series C-1 Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C-1 Preferred Stock (the “Series C-1 Conversion Price”) shall be $3.33 per share of Common Stock as of the Filing Date. Such Series C-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(ix) Conversion Rights of Series D Preferred Stock. Each share of Series D Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.22 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series D Preferred Stock) by the Series D Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (the “Series D Conversion Price”) shall be $4.35 per share of Common Stock as of the Filing Date. Such Series D Conversion Price shall be subject to adjustment as hereinafter provided.

(x) Conversion Rights of Series D-1 Preferred Stock. Each share of Series D-1 Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.22 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series D-1 Preferred Stock) by the Series D-1 Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D-1 Preferred Stock (the “Series D-1 Conversion Price”) shall be $4.35 per share of Common Stock as of the Filing Date. Such Series D-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(xi) Conversion Rights of Series E Preferred Stock. Each share of Series E Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.35 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series E Preferred Stock) by the Series E Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred Stock (the “Series E Conversion Price”) shall be $4.35 per share of Common Stock as of the Filing Date. Such Series E Conversion Price shall be subject to adjustment as hereinafter provided.

(xii) Conversion Rights of Series F Preferred Stock. Each share of Series F Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.35 (as adjusted for any stock or share dividends, stock splits, combinations, reclassifications or any similar event affecting such shares of Series F Preferred Stock) by the Series F Conversion Price, determined as hereinafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series F Preferred Stock (the “Series F Conversion Price”, and collectively with the Series A Shares Conversion Price, Series A Note Shares Conversion Price, Series A-1 Shares Conversion Price, Series A-1 Note Shares Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series D Conversion Price, Series D-1 Conversion Price and Series E Conversion Price, the “Conversion Price”) shall be $4.35 per share of Common Stock as of the Filing Date. Such Series F Conversion Price shall be subject to adjustment as hereinafter provided.

(b) Mandatory Conversion.

(i) All outstanding shares of D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the Series D Conversion Price, Series D-1 Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, in effect at the time of conversion, immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock (I) yielding gross proceeds to the Corporation (before deducting underwriting discounts) of at least $25,000,000 and (II) at a pre-money valuation of at least $132,000,000. The pre-money valuation of the Corporation shall mean the valuation of the Corporation immediately prior to the closing of the underwritten public offering determined on a fully diluted basis and calculated by multiplying (x) the price per share to the public of the Common Stock issued in such underwritten public offering by (y) the sum of (I) all issued and outstanding shares of Common Stock plus (II) all shares of Common Stock issuable upon exercise or conversion of outstanding Options (as hereinafter defined), Preferred Stock, Convertible Securities (as hereinafter defined) and other outstanding securities convertible into or exercisable for Common Stock (a “Qualified Public Offering”).

(ii) All outstanding shares of Junior Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price in effect at the time of conversion immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public.

(iii) All outstanding shares of Existing Preferred Stock (other than the Series F Preferred Stock) shall automatically be converted into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price in effect at the time of conversion upon the date specified by the written consent or agreement of the holders of at least 66-2/3% of the then outstanding shares of Existing Preferred Stock (other than the Series F Preferred Stock), voting together as a single class.

(iv) All outstanding shares of Series F Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the Series F Conversion Price in effect at the time of conversion upon the date specified by the written consent or agreement of the holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

(v) All holders of record of shares of Preferred Stock will be given at least twenty (20) days prior written notice of the date fixed and place designated for mandatory conversion of shares of Preferred Stock and the event which resulted in the mandatory conversion of such shares of Preferred Stock into Common Stock. Such notice shall be sent by first class mail, postage prepaid or by nationally recognized overnight courier, to each holder of record of shares of Preferred Stock at such holder’s address as shown in the records of the Corporation. On or before the date so fixed for conversion, each holder of shares of Preferred Stock shall surrender such holder’s certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of shares of Preferred Stock into Common Stock set forth elsewhere in this Second Amended and Restated Certificate of Incorporation shall apply to the mandatory conversion of shares of Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or any transfer agent of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same, such notice to state the name or names and addresses in which certificates for Common Stock will be issued and the addresses to which such certificates should be sent. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock and any declared or accrued but unpaid dividends to which such holder may be entitled, and if less than all the shares of the Preferred Stock represented by such certificates are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder surrendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock or other property issuable upon such conversion of the Preferred Stock shall not be deemed to have converted into such Preferred Stock until immediately prior to the closing of such sale of securities. Notice of such conversion in connection with an underwritten offering of securities shall be given by the Corporation by mail, postage pre-paid, or by nationally recognized overnight courier, to the holders of the Preferred Stock at their addresses shown in the Corporation’s records, at least ten (10) days prior to the closing date of the sale of such securities. On or after the closing date as specified in such notice, each holder of Preferred Stock shall surrender such holder’s certificate or certificates representing such Preferred Stock for the number of shares of Common Stock to which such holder is entitled at the office of the Corporation or any transfer agent for the Common Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common and any declared or accrued but unpaid dividends. The conversion shall be deemed to have occurred as of the close of business on the actual closing date with respect to the sale of such securities, and, notwithstanding that any certificate representing the Preferred Stock to be converted shall not have been surrendered, each holder of such Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Common Stock issuable to such holder upon such conversion.

(d) Adjustments to Conversion Price. The Conversion Price of Existing Preferred Stock shall, as applicable, be subject to adjustment from time to time as follows:

(i) Special Definitions. For purposes of this Paragraph 4(d), the following definitions shall apply:

(1) “Options” shall mean rights or options to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock.

(3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to clause (iii) below, deemed to be issued) by the Corporation after the Filing Date, other than shares of Common Stock issued or issuable (or deemed to be issued pursuant to clause (iii) below) at any time:

(A) upon conversion of shares of the Junior Preferred Stock, D Preferred Stocks, Series E Preferred Stock or Series F Preferred Stock;

(B) to employees or directors of, or consultants to, the Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors in an aggregate amount of not more than 4,580,000 shares or such higher number of shares as may be approved by the Board of Directors, including at least two (2) of the directors designated by the holders of D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock pursuant to Section 5.3 of that certain Second Amended and Restated Investor Rights Agreement dated August 2, 2006 by and between the Corporation and certain investors of the Corporation, appropriately adjusted for any stock split, stock dividend or other recapitalization effected after the Filing Date; provided that any shares repurchased by the Corporation from employees, directors and consultants pursuant to the terms of stock repurchase agreements approved by the Board of Directors shall not, unless reissued, be counted as issued for purposes of this calculation;

(C) as a dividend or distribution to all holders of Common Stock and Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock authorized herein or as a dividend or distribution on the Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

(D) pursuant to clause (vii), (viii) or (ix) of this Paragraph 4(d) or Paragraph 4(j);

(E) upon conversion or exercise of Convertible Securities outstanding as of the Filing Date (and conversion of the resulting securities, if convertible);

(F) pursuant to the exchange, conversion or exercise of any Options or Convertible Securities that have been previously incorporated into computations hereunder on the date when such Options or Convertible Securities were issued; and

(G) pursuant to the issuance of shares of capital stock or securities exercisable for or convertible into such capital stock to the Corporation’s chief executive officer in connection with a stock or warrant bonus plan pursuant to that certain letter agreement by and between the Corporation and Richard O. Brajer dated February 6, 2003.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock. No adjustment in the Conversion Price of a particular share of Junior-1 Preferred Stock, D Preferred Stocks, Series E Preferred Stock or Series F Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect for such share of Junior-1 Preferred Stock, D Preferred Stocks, Series E Preferred Stock or Series F Preferred Stock, as the case may be, on the date of and immediately prior to such issue.

(iii) Deemed Issue of Additional Shares of Common Stock; Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion, exercise or exchange of such Convertible Securities and Options therefor (and conversion of the resulting securities, if convertible), shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to clause (v) below) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion, exercise or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion, exercise or exchange under such Convertible Securities;

(3) upon the expiration of any such Options or any rights of conversion, exercise or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion, exercise or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities, whether or not actually converted, exercised or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion, exercise or exchange, and

(B) in the case of Options or Convertible Securities for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise or conversion thereof were issued at the time of issue of such Options or Convertible Securities, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options or Convertible Securities, whether or not exercised, and the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities (and conversion of the resulting securities, if convertible) with respect to which such Options or Convertible Securities were actually exercised;

(4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price for any shares to an amount which exceeds the lower of (i) the Conversion Price for such shares on the original adjustment date, or (ii) the Conversion Price for such shares that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

(iv) Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of, and immediately prior to such issue or deemed issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue or deemed issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued or deemed issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue plus the number of such Additional Shares of Common Stock so issued or deemed issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock outstanding immediately prior to such issuance or deemed issuance and all Convertible Securities outstanding immediately prior to such issuance or deemed issuance had been fully converted into shares of Common Stock immediately prior to such issuance or deemed issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance or deemed issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance or deemed issuance of Additional Shares of Common Stock causing such adjustment. For the purposes of this paragraph, the consideration received by the Corporation for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as set forth in Paragraph 4(d)(vi) below.

(v) Adjustment of Series A-1 Shares Conversion Price, Series A-1 Note Shares Conversion Price, Series B-1 Conversion Price, Series C-1 Conversion Price, Series D-1 Conversion Price, Series E Conversion Price and Series F Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above) without consideration or for a consideration per share less than the Series A-1 Shares Conversion Price, Series A-1 Note Shares Conversion Price, Series B-1 Conversion Price, Series C-1 Conversion Price, Series

D-1 Conversion Price or Series E Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue or deemed issue, then and in such event, the Series A-1 Shares Conversion Price, Series A-1 Note Conversion Price, Series B-1 Conversion Price, Series C-1 Conversion Price, Series D-1 Conversion Price or Series E Conversion Price, as the case may be, shall be reduced, concurrently with such issue or deemed issue, to a price equal to the consideration per share received by the Corporation for the Additional Shares of Common Stock issued (or deemed to have been issued), unless otherwise waived in writing by the holders of a majority of D Preferred Stocks and Series E Preferred Stock, voting together as a single class. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above) without consideration or for a consideration per share less than the Series F Conversion Price in effect on the date of and immediately prior to such issue or deemed issue, then and in such event, the Series F Conversion Price shall be reduced, concurrently with such issue or deemed issue, to a price equal to the consideration per share received by the Corporation for the Additional Shares of Common Stock issued (or deemed to have been issued), unless otherwise waived in writing by the holders of a majority of Series F Preferred Stock, voting together as a single class. An adjustment made pursuant to this Paragraph 4(d)(v) shall become effective immediately after the close of business on the date of such additional issuance. For purposes of this paragraph, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as set forth in Paragraph 4(d)(vi) below.

(vi) Determination of Consideration. For purposes of this Paragraph 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (before commission or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, including at least seventy-five percent (75%) of the directors then in office; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, at the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation, including at least seventy-five percent (75%) of the directors then in office.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to clause (iii) above shall be determined by dividing

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained thereof for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion, exercise or exchange of such Convertible Securities (and the conversion of the resulting securities, if Convertible Securities), or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion, exercise or exchange of such Convertible Securities (and the conversion of the resulting securities, if Convertible Securities) by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options (and the conversion of the resulting securities, if Options for Convertible Securities) or the conversion, exercise or exchange of such Convertible Securities (and the conversion of the resulting securities if Convertible Securities).

(vii) Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock. In the event the outstanding Common Stock shall be subdivided or increased, by stock split or stock dividend, into a greater number of Common Stock, the Conversion Price for each series of Preferred Stock then in effect shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Stock, the Conversion Price for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(viii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of shares of Preferred Stock, shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that shares of Preferred Stock for any series shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of shares of Preferred Stock of such series immediately before the change.

(ix) Adjustments for Merger, Sale, Lease or Conveyance. In the event of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, shares of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of shares of Preferred Stock of any series would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of shares of Preferred Stock.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock for which the Conversion Price was so adjusted or readjusted, a certificate setting forth such adjustment or readjustment in accordance with the terms hereof and furnish to each such holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of such Preferred Stock.

(f) Notices of Record Date. In the event that the Corporation shall propose at any time:

(i) to declare any dividend or distribution (other than by purchase of shares of Common Stock by employees, officers and directors pursuant to the termination of such persons or pursuant to the Corporation’s exercise of rights of first refusal with respect to shares of Common Stock held by such persons) upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to merge or consolidate with or into any other corporation or other entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to each of the holders of Preferred Stock:

(1) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

(2) in the case of the matters referred to in (ii) and (iii) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, or by nationally recognized overnight courier, addressed to each of the holders of Preferred Stock, at the address for each such holder as shown in the records of the Corporation.

(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out all the provisions of this Paragraph 4 and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(h) Reservation of Common Stock. The Corporation shall, at all times when shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of shares of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of shares of any series of Preferred Stock, or which would cause the effective purchase price for shares of any series of Preferred Stock, to be less than the par value of the shares of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price or effective purchase price, as the case may be.

(i) No Adjustment. Upon any voluntary conversion of shares of Junior Preferred Stock into Common Stock pursuant to Paragraph 4(a), no adjustment to the conversion rights shall be made for declared but unpaid dividends on shares of such Junior Preferred Stock, surrendered for conversion or on the Common Stock delivered.

(j) Cancellation of Preferred Stock. All shares of Preferred Stock which shall have been surrendered for conversion or automatically converted as provided in this Paragraph 4 shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any declared or accrued but unpaid dividends thereon.

(k) An adjustment to the Conversion Price of any series of Preferred Stock may be made pursuant to this Paragraph 4, as applicable, without adjustment to the Conversion Price of any other series of Preferred Stock, and the proportionate change in the respective Conversion Prices of the different series of Existing Preferred Stock may be different as adjustments are required pursuant to this Paragraph 4.

5. Redemption.

(a) Redemption Date. Upon the receipt by the Corporation, at any time on or after August 2, 2011, of written notice (the “Redemption Notice”) delivered to the Corporation by the holders of at least forty percent (40%) of the issued and outstanding shares of the D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class, of their election to cause a redemption of the D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock (the “Electing Holders”), and assuming that neither a Qualified Public Offering or Liquidating Event has been effected prior to such date (upon the occurrence of which all redemption rights shall terminate), the Corporation shall redeem, from funds legally available therefor, all of the then outstanding shares of D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock held by such Electing Holders by paying in cash to the holders thereof in respect of each share the Redemption Price (defined below), in four (4) equal installments over four (4) years (at an interest rate of 8% per annum from the date of the initial payment as provided herein until paid), with the initial payment due within one hundred twenty (120) days after receipt of such Redemption Notice (the “Redemption Date”).

(b) Notice. Upon receipt of a Redemption Notice, the Corporation shall provide notice of its receipt of such notice, specifying time, manner and place of redemption, by first class mail, postage prepaid or by nationally recognized overnight courier, to each holder of record of D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock (other than the Electing Holders) at the address for such holder last shown on the records of the Corporation, not less than 45 days prior to the Redemption Date. Each holder of D Preferred Stocks, Series E Preferred Stock and

Series F Preferred Stock (other than the Electing Holders) may elect to redeem such stockholder’s shares of D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock on the same terms as the shares of D Preferred Stocks, Series E Preferred Stock and Series F Preferred Stock are to be redeemed from the Electing Holders by so indicating in a written notice mailed to the Corporation, by first class mail, postage prepaid or by nationally recognized overnight courier, at least 30 days prior to the Redemption Date. Each such stockholder shall surrender to the Corporation on the applicable Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Series D Redemption Price (as defined below), the Series E Redemption Price (as defined below) or the Series F Redemption Price (as defined below), as applicable, shall be paid to the order of each such stockholder, and each certificate surrendered for redemption shall be cancelled as set forth in Section 5(d) below.

(c) Redemption Price. The price payable for each redeemed share of Series D Preferred Stock or Series D-1 Preferred Stock (the “Series D Redemption Price”) shall be equal to $5.22 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share), plus any declared or accrued but unpaid dividends. The price payable for each redeemed share of Series E Preferred Stock (the “Series E Redemption Price”) shall be equal to $4.35 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share), plus any declared or accrued but unpaid dividends. The price payable for each redeemed share of Series F Preferred Stock (the “Series F Redemption Price”) shall be equal to $4.35 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such share), plus any declared or accrued but unpaid dividends.

(d) Surrender of Certificates. On or before the Redemption Date, each holder of shares to be redeemed shall surrender the certificate representing such shares to the Corporation and shall receive payment of the Series D Redemption Price, Series E Redemption Price or Series F Redemption Price, as applicable, in cash (subject to the payment provisions set forth in (a) above). If less than all the shares represented by a surrendered certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

(e) Rights of Holders of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock After the Redemption Date. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock surrendered for redemption as holders of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be (except the right to receive the applicable Redemption Price with interest as set forth in Paragraph 5(a) upon surrender of their certificate or certificates), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, are insufficient to redeem the total number of shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, requested to be redeemed on any date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred Stock and Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be. The shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem, but which it has not redeemed.

6. Preemptive Rights. Except as otherwise agreed in writing between the holders of any series of Preferred Stock and the Corporation, the holders of Preferred Stock shall not be entitled on account of holding such shares to preemptive rights or other rights to acquire or subscribe for additional shares or securities of the Corporation authorized to be issued.

FIFTH. The number of Directors of the Corporation may be fixed by the Bylaws.

SIXTH. The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the provisions of this Amended and Restated Certificate of Incorporation.

SEVENTH. Elections of directors may be, but shall not be required to be, by written ballot.

EIGHTH. No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or any successor provision, (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the certificate of incorporation, Bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

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IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard O. Brajer, its President, this 1st day of August, 2006.

LIPOSCIENCE, INC.

By:	/s/ Richard O. Brajer
Richard O. Brajer, President

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIPOSCIENCE, INC.

Pursuant to Section 242

Of the General Corporation

Law of the State of Delaware

LIPOSCIENCE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is LIPOSCIENCE, INC.

2.	The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended as follows:

(a) The first sentence of Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and the following substituted in lieu thereof:

“The Corporation shall have the authority to issue 108,556,220 shares of capital stock, of which 90,000,000 shares shall be Common Stock having a par value of $0.001 per share (“Common Stock”), and 18,556,220 shares shall be Preferred Stock having a par value of $0.001 per share (“Preferred Stock”).”

(b) The second paragraph of Section II of Article FOURTH of the Certificate of Incorporation is hereby amended by deleting subsection (x) in its entirety and substituting the following subsection (x) in lieu thereof:

“(x) Three Million Forty-Three Thousand Six Hundred Seventy-Nine (3,043,678) shares of Series F Convertible Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock”).”

3.	The foregoing amendments as certified herein have been duly adopted and approved by the written consent of the requisite number of stockholders of the Corporation dated as of December 11, 2006, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

Executed this the 12th day of December, 2006.

LIPOSCIENCE, INC.

By:	/s/ Timothy J. Williams
Timothy J. Williams
Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIPOSCIENCE, INC.

Pursuant to Section 242

Of the General Corporation

Law of the State of Delaware

LIPOSCIENCE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is LIPOSCIENCE, INC.

2.	The Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), is hereby amended as follows:

(a) The first sentence of Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and the following substituted in lieu thereof:

“The Corporation shall have the authority to issue 108,631,220 shares of capital stock, of which 90,000,000 shares shall be Common Stock having a par value of $0.001 per share (“Common Stock”), and 18,631,220 shares shall be Preferred Stock having a par value of $0.001 per share (“Preferred Stock”).”

(b) The second paragraph of Section II of Article FOURTH of the Certificate of Incorporation is hereby amended by deleting subsection (x) in its entirety and substituting the following subsection (x) in lieu thereof:

“(x) Three Million One Hundred Eighteen Thousand Six Hundred Seventy-Nine (3,118,678) shares of Series F Convertible Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock”).”

3.	The foregoing amendments as certified herein have been duly adopted and approved by the written consent of the requisite number of stockholders of the Corporation dated as of January 31, 2008, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

Executed this the 31st day of January, 2008.

LIPOSCIENCE, INC.

By:	/s/ Timothy J. Williams
Timothy J. Williams
Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIPOSCIENCE, INC.

Pursuant to Section 242

Of the General Corporation

Law of the State of Delaware

LIPOSCIENCE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is LIPOSCIENCE, INC.

2.	The Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), is hereby amended as follows:

(a) The first sentence of Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and the following substituted in lieu thereof:

“The Corporation shall have the authority to issue 108,645,013 shares of capital stock, of which 90,000,000 shares shall be Common Stock having a par value of $0.001 per share (“Common Stock”), and 18,645,013 shares shall be Preferred Stock having a par value of $0.001 per share (“Preferred Stock”).”

(b) The second paragraph of Section II of Article FOURTH of the Certificate of Incorporation is hereby amended by deleting subsection (x) in its entirety and substituting the following subsection (x) in lieu thereof:

“(x) Three Million One Hundred Thirty-Two Thousand Four Hundred Seventy-One (3,132,471) shares of Series F Convertible Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock”).”

3.	The foregoing amendments as certified herein have been duly adopted and approved by the written consent of the requisite number of stockholders of the Corporation dated as of March 30, 2011 after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

Executed this the 30th day of March, 2011.

LIPOSCIENCE, INC.

By:	/s/ Timothy J. Williams
Timothy J. Williams
Vice President, General Counsel and Secretary